NU HORIZONS ELECTRONICS CORP.
                      70 Maxess Road, Melville, NY 11747
                       631-396-5000   Fax: 631-396-5060


Company Contact:  Andrew Barwicki
                  Nu Horizons Electronics Corp.
                  631-396-5000


FOR IMMEDIATE RELEASE
---------------------


   NU HORIZONS REPORTS FINANCIAL AND OPERATING RESULTS FOR THE THIRD QUARTER
                              OF FISCAL YEAR 2005


MELVILLE, NY, January 6, 2005 --- Nu Horizons Electronics Corp. (Nasdaq/NM:
NUHC), a leading distributor of active and passive electronic components today reported financial and operating results for the third quarter and nine months ended November 30, 2004.

Net sales for the third quarter ended November 30, 2004 increased to $116.2 million from $91.1 million for the comparable period last year. Net income for the current quarter was $585,000 or $.03 per share on 16,891,647 basic shares outstanding ($.03 per share on 17,506,975 diluted shares), compared with a net income of $197,000 or $.01 per share on 16,700,700 basic shares outstanding ($.01per share on 17,641,150 diluted shares) in the same period last year.

For the nine months ended November 30, 2004, net sales increased to $353.6 million from $243.8 million in the comparable period last year. Net income for the first three quarters of fiscal 2005 was $2,957,000 or $.18 per share on 16,886,647 basic shares outstanding ($.17 per share on 17,816,056 diluted shares), compared to a net loss of $1,257,000 or $.08 per share on 16,685,628 shares outstanding in the year-earlier period.

Arthur Nadata, Chairman of the Board and Chief Executive Officer of Nu Horizons, said, "Sales for the quarter were up 27% versus last year's third quarter. While the U.S. economy and end markets are continuing to show modest signs of improvement, Nu Horizons has positioned itself for strong growth in Asia. Our sales in Asia for the first nine months of fiscal 2005 increased 100% as compared to the same period last year."

Nadata continued, "The additions to our line card throughout 2004 have improved and strengthened our demand creation model. More importantly, we are considering adding new suppliers, which we expect to compliment our current line card and result in increased market share throughout Asia."

Nadata concluded, "Our primary focus and commitment is on market penetration and service excellence. The combination of our strong financial condition, strategic positioning and long-term fundamentals leave us well-positioned for gaining market share and improving overall results."

A conference call to further discuss earnings will be held today at 4:15 pm ET. The call can be accessed by dialing (800) 210-9006, (international, dial 1-719-457-2621). A rebroadcast of the call will be available beginning at 7:00 pm ET at (888)-203-1112 confirmation code 299454 (international, dial 1-719-457-0820). A webcast of the call will also be available, online (both live and after the call), at www.nuhorizons.com.

ABOUT NU HORIZONS ELECTRONICS CORP.

Nu Horizons is a leading distributor of high technology active components, including analog, communications, discretes, optical, logic & peripherals, memory, microcontrollers, system on chip (SOC), board level and computer system products to a wide variety of commercial original equipment manufacturers
(OEMs). With sales facilities in thirty-three locations across North America and Asia, and logistics centers in centralized locations throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product and solutions expertise to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com. The Company does not undertake any obligation to update its forward-looking statements.

Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons' management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company's products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts and the financial strength of the Company's customers and suppliers. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons' financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.


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

                 NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
                 ----------------------------------------------
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                                   (unaudited)

                                               For the Nine Months Ended             For the Three Months Ended
                                             November 30,        November 30,       November 30,     November 30,
                                                 2004               2003               2004             2003

NET SALES                                    $ 353,626,883     $ 243,840,055      $  116,218,925    $ 91,071,802
                                             -------------     -------------      --------------    ------------

COSTS AND EXPENSES
   Cost of sales                               294,884,235       199,653,799          96,829,764      75,312,065
   Operating expenses                           52,122,045        46,315,653          17,687,355      15,560,035
                                             -------------     -------------      --------------    ------------
                                               347,006,280       245,969,452         114,517,119      90,872,100
                                             -------------     -------------      --------------    ------------


OPERATING INCOME (LOSS)                          6,620,603        (2,129,397)          1,701,806         199,702
                                             -------------     --------------     --------------    ------------

OTHER (INCOME) EXPENSE:
   Interest expense                              1,355,191           112,172             569,502          25,361
   Interest income                                 (41,951)         (343,218)            (12,031)       (232,238)
                                             --------------    --------------     ---------------   -------------
                                                 1,313,240          (231,046)            557,471        (206,877)
                                             -------------     --------------     ---------------   -------------

INCOME (LOSS) BEFORE PROVISION
  FOR INCOME TAXES AND MINORITY
  INTERESTS                                      5,307,363        (1,898,351)          1,144,335         406,579

   Provision (credit) for income taxes           1,983,209          (880,674)            405,028         136,931
                                             -------------     --------------     --------------    ------------

INCOME (LOSS) BEFORE MINORITY
  INTERESTS                                      3,324,154        (1,017,677)            739,307         269,648

   Minority interest in earnings of
   subsidiaries                                    367,351           239,577             154,459          72,682
                                             -------------     -------------      --------------    ------------

NET INCOME (LOSS)                            $   2,956,803     $  (1,257,254)     $      584,848    $    196,966
                                             =============     ==============     ==============    ============

NET INCOME (LOSS) PER COMMON
SHARE:

    Basic                                    $         .18     $       (.08)      $          .03    $        .01
                                             =============     =============      ==============    ============

    Diluted                                  $         .17     $       (.08)      $          .03    $        .01
                                             =============     ==============     ==============    ============



WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
   Basic                                        16,886,647       16,685,628          16,891,647       16,700,700
   Diluted                                      17,816,056       16,685,628          17,506,975       17,641,150


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                 NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      -------------------------------------
                                                                          November 30,      February 29,
                                                                             2004              2004
                                                                         -------------      ------------
                                                                          (unaudited)
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                            $   16,790,466    $   12,469,973
   Accounts receivable - net of allowance for doubtful accounts of $4,316,935 and $4,089,801 for November 30, 2004 and
     February 29, 2004, respectively                                        73,970,426        68,230,405
   Inventories                                                             100,224,832        68,729,081
   Prepaid expenses and other current assets
                                                                               878,057           794,086
                                                                        --------------    --------------
                                                                        --------------    --------------
                                                                           191,863,781       150,223,545
TOTAL CURRENT ASSETS

PROPERTY, PLANT AND EQUIPMENT - NET                                          4,103,726         4,401,898

OTHER ASSETS:
   Subordinated note receivable                                              2,000,000         2,000,000
   Other assets                                                              1,622,813         1,552,728
                                                                        --------------    --------------
                                                                        $  199,590,320       158,178,171
                                                                        ==============    ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                                     $   21,687,445    $   21,479,465
   Accrued expenses                                                          7,573,303         5,250,006
                                                                        --------------    --------------
TOTAL CURRENT LIABILITIES                                                   29,260,748        26,729,471
                                                                        --------------    --------------

LONG TERM LIABILITIES:
   Revolving credit line                                                    40,200,000         5,300,000
   Deferred income taxes                                                       425,146           280,495
                                                                        --------------    --------------
TOTAL LONG-TERM LIABILITIES                                                 40,625,146         5,580,495
                                                                        --------------    --------------

MINORITY INTEREST IN SUBSIDIARIES                                            1,833,013         1,465,662
                                                                        --------------    --------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Preferred stock, $1 par value, 1,000,000 shares authorized;
     none issued or outstanding                                                     -                 -
   Common stock, $.0066 par value, 50,000,000 shares authorized;
     16,891,647 and 16,859,766 shares issued and outstanding for
     November 30, 2004 and February 29, 2004, respectively                     111,485           111,275
   Additional paid-in capital                                               44,076,058        43,934,877
   Retained earnings                                                        83,607,563        80,650,760
   Other accumulated comprehensive income (loss)                                76,307          (294,369)
                                                                        --------------    ---------------
TOTAL SHAREHOLDERS' EQUITY                                                 127,871,413       124,402,543
                                                                        --------------    ---------------
                                                                        $  199,590,320    $  158,178,171
                                                                        ==============    ===============

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